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                                                                     EXHIBIT 8.1

                         KOHRMAN JACKSON & KRANTZ P.L.L.

                                ATTORNEYS AT LAW
                        20th FLOOR, ONE CLEVELAND CENTER
                              CLEVELAND, OHIO 44114

                                     -------

                                  216-696-8700
                                   TELECOPIER
                                  216-621-6536


                                January 31, 1997


Hawk Corporation
Suite 30-5000
200 Public Square
Cleveland, Ohio  44114

Gentlemen:

         We have acted as counsel for Hawk Corporation, a Delaware corporation ("Hawk"), and the domestic subsidiaries of Hawk listed on Exhibit A attached hereto (the "Guarantors" and, together with Hawk, the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to
(i) the exchange by the Company of $100,000,000 aggregate principal amount of its outstanding 10 1/4% Senior Notes due 2003 (the "Notes") for $100,000,000 aggregate principal amount of its Series B 10 1/4% Senior Notes due 2003 (the "Exchange Notes") and (ii) the unconditional guarantees (the "Guarantees") of the Exchange Notes by the Guarantors, each as described in the Registration Statement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Indenture, the Notes and the form of Exchange Note that are being filed with the Commission as exhibits to the Registration Statement (collectively, the "Documents").

         In rendering the opinion set forth below, we have assumed the following: (a) the authenticity of all Documents submitted to us as originals;
(b) the conformity of any documents submitted to us as copies to their respective originals; (c) the authenticity of all signatures (other than those of officers and directors of the Company) of the persons executing the Documents and the documents and instruments executed pursuant to the terms thereof; (d) the legal capacity of all natural persons; (e) that the Notes were duly executed, authenticated, issued and delivered by the Trustee as provided for in the Indenture; and (f) the due execution, authentication, issuance and delivery by the Trustee of the Exchange Notes in exchange for the Notes as provided for in the Indenture.


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KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
January 31, 1997
Page 2


         In opining herein, we have made no independent investigation of the applicable facts other than a review of (a) information in our files and (b) certificates of officers of the Company.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, under existing law, the exchange of Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Notes. Rather, the Exchange Notes received by a holder of Notes should be treated as a continuation of the Notes in the hands of such holder. As a result, there should be no federal income tax consequences to a holder exchanging Notes for the Exchange Notes pursuant to the Exchange Offer.

         We bring to your attention the fact that our legal opinion is an expression of professional judgment and is not a guarantee of result.

         The legal opinion set forth herein is limited to federal law. We express no opinion as to the effect of any other applicable law.

         We bring to your attention that Byron S. Krantz, a partner of this firm, is a stockholder, a director and the Secretary of Hawk and a director and the Secretary of each of the Guarantors, and that Marc C. Krantz, a partner of this firm, is an Assistant Secretary of Hawk and each of the Guarantors.

         The opinions set forth herein are solely for the use and benefit of the addressee hereof in connection with the transactions contemplated by the Indenture upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and are not to be quoted in whole or in part or otherwise referred to in any documents or instruments, or relied upon by any other person or entity, without our prior written consent. The information set forth herein is as of the date of this opinion letter, and we disclaim any undertaking to advise you of any changes which thereafter may be brought to our attention.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                   Sincerely,

                                   KOHRMAN JACKSON & KRANTZ P.L.L.


                                   By: /s/ Kohrman Jackson & Krantz P.L.L.
                                      ---------------------------------------
                                           Kevin T. O'Connor, Esq., a partner


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                                    EXHIBIT A

                    DOMESTIC SUBSIDIARIES OF HAWK CORPORATION


Friction Products Co., an Ohio corporation

Hawk Brake, Inc., an Ohio corporation

Logan Metal Stampings, Inc., an Ohio corporation

S.K. Wellman Holdings, Inc., a Delaware corporation

S.K. Wellman Corp., a Delaware corporation

Wellman Friction Products U.K. Corp., a Delaware corporation

Helsel, Inc., a Delaware corporation

Hutchinson Products Corporation, a Delaware corporation